INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Record Fourth Quarter and Full Year 2022 Results
INDIANA, Pa. - January 26, 2023- S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in Pennsylvania and Ohio announced its fourth quarter and full year 2022 earnings. Net income was $40.3 million, or $1.03 per diluted share, for the fourth quarter compared to net income of $37.2 million, or $0.95 per diluted share, for the third quarter of 2022, and $22.5 million, or $0.57 per diluted share, for the fourth quarter of 2021.
Net income was $135.5 million, or $3.46 per diluted share, for the year ended December 31, 2022 compared to net income of $110.3 million, or $2.81 per diluted share, for 2021.
Fourth Quarter of 2022 Highlights:
•Record EPS and net income for the fourth quarter of 2022.
•Strong return metrics with return on average assets (ROA) of 1.78%, return on average equity (ROE) of 13.68% and return on average tangible equity (ROTE) (non-GAAP) of 20.36% compared to ROA of 1.64%, ROE of 12.47% and ROTE (non-GAAP) of 18.46% for the third quarter of 2022.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) of 2.36% compared to 2.15% for the third quarter of 2022.
•Net interest margin (NIM) (FTE) (non-GAAP) expanded 29 basis points to 4.33% compared to 4.04% for the third quarter of 2022.
•Net interest income increased by $5.3 million, or 6.3%, compared to the third quarter of 2022.
•Total portfolio loans increased $87.1 million, or 4.9% annualized, compared to September 30, 2022.
•Nonperforming assets decreased $6.7 million, or 23.2%, resulting in a nonperforming assets to total loans plus other real estate owned, or OREO, ratio of 0.31% compared to 0.41% at September 30, 2022.
•S&T's Board of Directors approved a $0.32 per share cash dividend, an increase of $0.01, or 3.2%, compared to the prior quarter. This is an increase of $0.03, or 10.3%, compared to the same period in the prior year.
Full Year 2022 Highlights:
•Record EPS and net income for the full year 2022.
•ROA of 1.48%, ROE of 11.47% and ROTE (non-GAAP) of 17.02% compared to ROA of 1.18%, ROE of 9.30% and ROTE (non-GAAP) of 13.85% in the prior year.
•PPNR (non-GAAP) of 1.93% compared to 1.62% in the prior year.
- more -

S&T Earnings Release - 2

•Net interest margin (NIM) (FTE) (non-GAAP) expanded 54 basis points to 3.76% compared to 3.22% for the prior year.
•Net interest income increased by $39.7 million, or 14.4%, compared to 2021.
•Total portfolio loans, excluding PPP, increased $268.3 million, or 3.9% compared to December 31, 2021.
•Nonperforming assets decreased $57.5 million, or 72.2%, resulting in a nonperforming assets to total loans plus OREO ratio of 0.31% compared to 1.13% at December 31, 2021.
•Full year 2022 dividends declared increased 6.2% to $1.20 compared to $1.13 in 2021.
“2022 was truly a historic year for S&T," said Chris McComish, chief executive officer. "We began the year celebrating our 120th anniversary and market leading recognition for customer satisfaction and employee engagement. We have now finished the year with two consecutive quarters of record net income and earnings per share and record full year net income and earnings per share. We look forward to 2023, a transformative year for S&T focused on living our purpose of building a better future together through people-forward banking.”
Fourth Quarter of 2022 Results (three months ended December 31, 2022)
Net Interest Income
Net interest income increased $5.3 million, or 6.3%, to $89.1 million compared to $83.8 million in the third quarter of 2022. The increase in net interest income was primarily due to higher interest rates in the fourth quarter. The yield on total average loans increased 69 basis points to 5.38% compared to 4.69% in the third quarter of 2022. Total interest-bearing deposit costs increased 50 basis points to 0.93% compared to 0.43% in the third quarter of 2022. Average interest-bearing deposit balances declined $129.7 million compared to the prior quarter due to the competitive market driven by rising interest rates. Total borrowing costs increased 108 basis points to 4.60% compared to 3.52% in the third quarter of 2022. Average borrowings increased $122.8 million to $217.6 million compared to $94.8 million in the third quarter. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expanded 29 basis points to 4.33% compared to 4.04% in the prior quarter. The increase in NIM (FTE) (non-GAAP) was due to higher yields on loans only partially offset by a higher cost of interest-bearing liabilities.
Asset Quality
Total nonperforming assets decreased $6.7 million, or 23.2%, to $22.1 million at December 31, 2022 compared to $28.8 million at September 30, 2022. Nonperforming assets to total loans plus OREO, decreased 10 basis points to 0.31% at December 31, 2022 compared to 0.41% at September 30, 2022. Net loan charge-offs were $0.9 million for the fourth quarter of 2022 compared to $0.7 million in the third quarter of 2022. The provision for credit losses was $3.2 million for the fourth quarter of 2022 compared to $2.5 million in the third quarter of 2022. The allowance for credit losses was 1.41% of total portfolio loans as of December 31, 2022 compared to 1.40% at September 30, 2022.
Noninterest Income and Expense
Noninterest income increased $0.8 million to $15.6 million in the fourth quarter of 2022 compared to $14.8 million in the third quarter of 2022. The increase in noninterest income was primarily due to higher other income of $1.7 million related to a net gain on the sale of OREO of $2.0 million. Noninterest expense increased $1.7 million to $51.3 million in the fourth quarter of 2022 compared to $49.6 million in the third quarter of 2022. The increase was
- more -

S&T Earnings Release - 3

mainly due to an increase in salaries and employee benefits of $1.3 million compared to the prior quarter primarily due to higher incentives. The efficiency ratio (non-GAAP) improved to 48.73% compared to 50.19% for the third quarter of 2022.
Financial Condition
Total assets increased $0.2 billion to $9.1 billion at December 31, 2022 compared to $8.9 billion at September 30, 2022. Total portfolio loans increased $87.1 million, or 4.9% annualized, compared to September 30, 2022. Consumer loans increased $80.2 million, or 17.1% annualized, which primarily consisted of residential mortgage growth of $72.6 million, or 27.6% annualized. Total deposits decreased $190.6 million with decreases in all categories due to the competitive market driven by rising interest rates. S&T continues to maintain a strong capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2022 Results (twelve months ended December 31, 2022)
Full year net income increased nearly 23% and was a record $135.5 million, or $3.46 per diluted share, for the year ended December 31, 2022 compared to net income of $110.3 million, or $2.81 per diluted share, for 2021.
Net interest income increased $39.7 million, or 14.4% compared to 2021 primarily due to the impact of rising interest rates. The yield on total average loans increased 66 basis points to 4.50% compared to 3.84% in 2021. Total interest-bearing deposit costs increased 20 basis points to 0.40% compared to 0.20% in 2021. Net interest margin (FTE) (non-GAAP) expanded 54 basis points to 3.76% compared to 3.22% for 2021. The increase in NIM (FTE) (non-GAAP) was due to higher yields on loans only partially offset by a higher cost of interest-bearing liabilities.
Noninterest income decreased $6.4 million compared to the prior year. Mortgage banking income decreased $7.5 million due to a decline in loan sale activity caused by rising interest rates and a shift to holding originated mortgage loans. Other income decreased $1.8 million compared to the prior year primarily related to the decline in the fair value of the assets in a nonqualified benefit plan and other market value adjustments partially offset by a net gain on the sale of OREO. Debit and credit card fees increased $1.1 million and service charges on deposit accounts increased $1.8 million due to increased customer activity. Noninterest expense increased $7.8 million compared to 2021. Salaries and employee benefits increased $3.0 million primarily due to higher incentives. Professional services and legal increased $2.0 million related to various consulting engagements during 2022. The efficiency ratio (non-GAAP) for 2022 was 52.34% compared to 55.06% for 2021.
Asset quality improved significantly during 2022. Nonperforming assets decreased $57.5 million, or 72.2%, to $22.1 million resulting in a nonperforming assets to total loans plus other real estate owned, or OREO, ratio of 0.31% compared to 1.13% at December 31, 2021. The provision for credit losses decreased $7.8 million to $8.4 million for 2022 compared to $16.2 million for 2021 primarily due to lower net charge-offs. Net loan charge-offs were $2.6 million for 2022 compared to $34.5 million for 2021. The allowance for credit losses was 1.41% of total portfolio loans as of December 31, 2022 and December 31, 2021.

- more -

S&T Earnings Release - 4

Dividend
S&T's Board of Directors approved a $0.32 per share cash dividend on January 25, 2023. This is an increase of $0.03, or 10.3%, compared to a $0.29 per share cash dividend declared in the same period in the prior year. The dividend is payable February 23, 2023 to shareholders of record on February 10, 2023. Dividends declared in 2022 increased $0.07 to $1.20 compared to $1.13 for 2021.
Non-GAAP Financial Measures
This release presents certain non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measures, see "Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures" in the accompanying tables.
Conference Call
S&T will host its fourth quarter 2022 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 26, 2023. To access the webcast, go to S&T Bancorp, Inc.’s Investor Relations webpage www.stbancorp.com. After the live presentation, the webcast will be archived at www.stbancorp.com for 12 months.
About S&T Bancorp, Inc.
S&T Bancorp, Inc. is a $9.1 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was recently named by Forbes as a 2022 Best-in-State Bank. S&T Bank also received the highest ranking in customer satisfaction for retail banking in the Pennsylvania region by J.D. Power in 2022. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational
- more -

S&T Earnings Release - 5

risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; environmental, social and governance practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	2022	2022	2021
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$96,220	$83,035	$66,373
Investment Securities:
Taxable	6,507	6,305	4,173
Tax-exempt	233	380	495
Dividends	248	115	94
Total Interest and Dividend Income	103,208	89,835	71,135

INTEREST EXPENSE
Deposits	11,067	5,197	2,186
Borrowings, junior subordinated debt securities and other	3,083	840	511
Total Interest Expense	14,150	6,037	2,697

NET INTEREST INCOME	89,058	83,798	68,438
Provision for credit losses	3,176	2,498	7,128
Net Interest Income After Provision for Credit Losses	85,882	81,300	61,310

NONINTEREST INCOME
Net gain on sale of securities	—	198	—
Debit and credit card	4,421	4,768	4,467
Service charges on deposit accounts	4,341	4,333	4,001
Wealth management	3,016	3,212	3,314
Mortgage banking	309	425	1,528
Other	3,556	1,824	2,794
Total Noninterest Income	15,643	14,760	16,104

NONINTEREST EXPENSE
Salaries and employee benefits	27,998	26,700	27,144
Data processing and information technology	4,159	4,220	4,668
Occupancy	3,806	3,490	3,624
Furniture, equipment and software	2,975	2,915	2,897
Professional services and legal	2,138	1,851	1,650
Other taxes	1,842	1,559	1,545
Marketing	1,348	1,367	1,346
FDIC insurance	437	598	1,044
Other	6,572	6,933	6,271
Total Noninterest Expense	51,275	49,633	50,189
Income Before Taxes	50,250	46,427	27,225
Income tax expense	9,980	9,178	4,748
Net Income	$40,270	$37,249	$22,477

Per Share Data
Shares outstanding at end of period	38,999,733	39,012,773	39,351,194
Average shares outstanding - diluted	38,944,575	38,975,145	39,082,285
Diluted earnings per share	$1.03	$0.95	$0.57
Dividends declared per share	$0.31	$0.30	$0.29
Dividend yield (annualized)	3.63%	4.09%	3.68%
Dividends paid to net income	29.85%	31.39%	50.64%
Book value	$30.38	$29.56	$30.66
Tangible book value (1)	$20.69	$19.87	$21.03
Market value	$34.18	$29.31	$31.52

Profitability Ratios (Annualized)
Return on average assets	1.78%	1.64%	0.94%
Return on average shareholders' equity	13.68%	12.47%	7.39%
Return on average tangible shareholders' equity(2)	20.36%	18.46%	10.95%
Pre-provision net revenue / average assets(3)	2.36%	2.15%	1.44%
Efficiency ratio (FTE)(4)	48.73%	50.19%	59.01%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2022	2021
INTEREST AND DIVIDEND INCOME
Loans, including fees	$314,866	$270,460
Investment Securities:
Taxable	23,743	15,706
Tax-exempt	1,579	2,593
Dividends	563	503
Total Interest and Dividend Income	340,751	289,262

INTEREST EXPENSE
Deposits	19,907	10,757
Borrowings, junior subordinated debt securities and other	5,061	2,393
Total Interest Expense	24,968	13,150

NET INTEREST INCOME	315,783	276,112
Provision for credit losses	8,366	16,215
Net Interest Income After Provision for Credit Losses	307,417	259,897

NONINTEREST INCOME
Net gain on sale of securities	198	29
Debit and credit card	19,008	17,952
Service charges on deposit accounts	16,829	15,040
Wealth management	12,717	12,889
Mortgage banking	2,215	9,734
Other	7,292	9,052
Total Noninterest Income	58,259	64,696

NONINTEREST EXPENSE
Salaries and employee benefits	103,221	100,214
Data processing and information technology	16,918	16,681
Occupancy	14,812	14,544
Furniture, equipment and software	11,606	10,684
Professional services and legal	8,318	6,368
Other taxes	6,620	6,644
Marketing	5,600	4,553
FDIC insurance	2,854	4,224
Other	26,797	25,013
Total Noninterest Expense	196,746	188,925
Income Before Taxes	168,930	135,668
Income tax expense	33,410	25,325

Net Income	$135,520	$110,343

Per Share Data
Average shares outstanding - diluted	39,030,934	39,052,961
Diluted earnings per share	$3.46	$2.81
Dividends declared per share	$1.20	$1.13
Dividends paid to net income	34.64%	40.18%

Profitability Ratios
Return on average assets	1.48%	1.18%
Return on average shareholders' equity	11.47%	9.30%
Return on average tangible shareholders' equity(5)	17.02%	13.85%
Pre-provision net revenue / average assets(6)	1.93%	1.62%
Efficiency ratio (FTE)(7)	52.34%	55.06%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2022	2022	2021
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$210,009	$134,903	$922,215
Securities, at fair value	1,002,778	997,428	910,793
Loans held for sale	16	1,039	1,522
Commercial loans:
Commercial real estate	3,128,187	3,134,841	3,236,653
Commercial and industrial	1,718,976	1,714,714	1,728,969
Commercial construction	399,371	390,093	440,962
Total Commercial Loans	5,246,534	5,239,648	5,406,584
Consumer loans:
Residential mortgage	1,116,528	1,043,973	899,956
Home equity	652,066	642,937	564,219
Installment and other consumer	124,896	126,629	107,928
Consumer construction	43,945	43,729	21,303
Total Consumer Loans	1,937,435	1,857,268	1,593,406
Total Portfolio Loans	7,183,969	7,096,916	6,999,990
Allowance for credit losses	(101,340)	(99,694)	(98,576)
Total Portfolio Loans, Net	7,082,629	6,997,222	6,901,414
Federal Home Loan Bank and other restricted stock, at cost	23,035	10,900	9,519
Goodwill	373,424	373,424	373,424
Other assets	418,676	421,053	369,642
Total Assets	$9,110,567	$8,935,969	$9,488,529

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,588,692	$2,663,176	$2,748,586
Interest-bearing demand	846,653	847,825	979,133
Money market	1,731,521	1,818,642	2,070,579
Savings	1,118,511	1,128,169	1,110,155
Certificates of deposit	934,593	952,785	1,088,071
Total Deposits	7,219,970	7,410,597	7,996,524

Borrowings:
Securities sold under repurchase agreements	—	—	84,491
Short-term borrowings	370,000	35,000	—
Long-term borrowings	14,741	14,853	22,430
Junior subordinated debt securities	54,453	54,438	54,393
Total Borrowings	439,194	104,291	161,314
Other liabilities	266,744	267,900	124,237
Total Liabilities	7,925,908	7,782,788	8,282,075

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,184,659	1,153,181	1,206,454
Total Liabilities and Shareholders' Equity	$9,110,567	$8,935,969	$9,488,529

Capitalization Ratios
Shareholders' equity / assets	13.00%	12.90%	12.71%
Tangible common equity / tangible assets(9)	9.24%	9.06%	9.08%
Tier 1 leverage ratio	11.06%	10.75%	9.74%
Common equity tier 1 capital	12.81%	12.53%	12.03%
Risk-based capital - tier 1	13.21%	12.93%	12.43%
Risk-based capital - total	14.73%	14.43%	13.79%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	2022		2022		2021
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$79,881	4.04%	$158,700	2.05%	$877,738	0.16%
Securities, at fair value	991,774	2.43%	1,051,534	2.28%	883,066	2.02%
Loans held for sale	491	6.19%	1,032	5.36%	2,057	3.03%
Commercial real estate	3,118,874	5.14%	3,159,543	4.63%	3,252,946	3.59%
Commercial and industrial	1,724,480	6.15%	1,704,271	5.10%	1,729,014	4.21%
Commercial construction	387,737	6.64%	405,460	5.05%	446,219	3.19%
Total Commercial Loans	5,231,091	5.58%	5,269,274	4.81%	5,428,179	3.76%
Residential mortgage	1,077,114	4.25%	1,005,139	4.12%	889,758	4.03%
Home equity	648,340	5.44%	629,827	4.34%	558,158	3.37%
Installment and other consumer	126,570	6.97%	123,010	6.10%	103,450	5.63%
Consumer construction	41,385	3.81%	40,975	3.47%	16,203	3.50%
Total Consumer Loans	1,893,409	4.83%	1,798,951	4.31%	1,567,569	3.90%
Total Portfolio Loans	7,124,500	5.38%	7,068,225	4.69%	6,995,748	3.79%
Total Loans	7,124,991	5.38%	7,069,257	4.69%	6,997,805	3.79%
Federal Home Loan Bank and other restricted stock	24,043	5.32%	8,398	4.55%	9,720	3.06%
Total Interest-earning Assets	8,220,689	5.01%	8,287,889	4.33%	8,768,329	3.25%
Noninterest-earning assets	763,927		721,480		722,029
Total Assets	$8,984,616		$9,009,369		$9,490,357

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$836,585	0.24%	$872,302	0.07%	$967,826	0.07%
Money market	1,792,162	1.60%	1,861,389	0.69%	2,063,447	0.17%
Savings	1,127,987	0.22%	1,131,575	0.10%	1,090,211	0.03%
Certificates of deposit	941,774	1.14%	962,898	0.61%	1,147,664	0.36%
Total Interest-bearing Deposits	4,698,508	0.93%	4,828,164	0.43%	5,269,148	0.16%
Securities sold under repurchase agreements	—	—%	12,668	0.10%	76,171	0.10%
Short-term borrowings	148,370	4.22%	10,379	3.16%	—	—%
Long-term borrowings	14,801	2.55%	17,278	2.25%	22,566	1.96%
Junior subordinated debt securities	54,443	6.21%	54,428	4.78%	54,383	2.77%
Total Borrowings	217,614	4.60%	94,753	3.52%	153,120	1.32%
Total Other Costing Liabilities	60,156	3.72%	—	—%	—	—%
Total Interest-bearing Liabilities	4,976,278	1.13%	4,922,917	0.49%	5,422,269	0.20%
Noninterest-bearing liabilities	2,840,315		2,901,290		2,861,873
Shareholders' equity	1,168,023		1,185,162		1,206,216
Total Liabilities and Shareholders' Equity	$8,984,616		$9,009,369		$9,490,357

Net Interest Margin(10)		4.33%		4.04%		3.12%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	Twelve Months Ended December 31,
(dollars in thousands)	2022		2021
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$378,323	0.78%	$722,057	0.13%
Securities, at fair value	1,017,471	2.25%	832,304	2.18%
Loans held for sale	1,115	4.38%	4,094	3.03%
Commercial real estate	3,182,821	4.39%	3,249,559	3.68%
Commercial and industrial	1,706,861	4.90%	1,829,563	4.15%
Commercial construction	401,780	4.68%	471,286	3.28%
Total Commercial Loans	5,291,462	4.57%	5,550,407	3.80%
Residential mortgage	980,134	4.10%	881,494	4.11%
Home equity	611,134	4.24%	543,777	3.46%
Installment and other consumer	119,703	6.00%	90,129	5.94%
Consumer construction	33,922	3.53%	14,748	4.53%
Total Consumer Loans	1,744,893	4.26%	1,530,148	3.99%
Total Portfolio Loans	7,036,355	4.50%	7,080,555	3.84%
Total Loans	7,037,470	4.50%	7,084,649	3.84%
Federal Home Loan Bank and other restricted stock	12,694	4.54%	10,363	3.83%
Total Interest-earning Assets	8,445,958	4.06%	8,649,372	3.37%
Noninterest-earning assets	721,080		726,478
Total Assets	$9,167,038		$9,375,850

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$918,222	0.11%	$956,211	0.08%
Money market	1,909,208	0.63%	2,033,631	0.18%
Savings	1,121,818	0.10%	1,047,855	0.03%
Certificates of deposit	993,722	0.58%	1,255,370	0.47%
Total Interest-bearing deposits	4,942,970	0.40%	5,293,066	0.20%
Securities sold under repurchase agreements	35,836	0.10%	69,964	0.11%
Short-term borrowings	40,013	4.15%	6,301	0.19%
Long-term borrowings	19,090	2.15%	22,995	1.99%
Junior subordinated debt securities	54,420	4.40%	61,653	2.99%
Total Borrowings	149,359	3.01%	160,913	1.49%
Total Other Costing Liabilities	15,163	3.69%	—	—%
Total Interest-bearing Liabilities	5,107,492	0.49%	5,453,979	0.24%
Noninterest-bearing liabilities	2,877,758		2,735,710
Shareholders' equity	1,181,788		1,186,161
Total Liabilities and Shareholders' Equity	$9,167,038		$9,375,850

Net Interest Margin(8)		3.76%		3.22%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	2022		2022		2021
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$7,323	0.23%	$8,556	0.27%	$32,892	1.02%
Commercial and industrial	2,974	0.17%	3,847	0.22%	19,810	1.15%
Commercial construction	384	0.10%	384	0.10%	2,471	0.56%
Total Nonaccrual Commercial Loans	10,681	0.20%	12,787	0.24%	55,173	1.02%
Consumer loans:
Residential mortgage	6,063	0.54%	7,357	0.70%	8,227	0.91%
Home equity	2,031	0.31%	2,216	0.34%	2,733	0.48%
Installment and other consumer	277	0.22%	417	0.33%	158	0.15%
Total Nonaccrual Consumer Loans	8,371	0.43%	9,990	0.54%	11,118	0.70%
Total Nonaccrual Loans	$19,052	0.27%	$22,777	0.32%	$66,291	0.95%

	2022	2022	2021
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$1,718	$1,239	$18,048
Recoveries	(808)	(529)	(393)
Net Loan Charge-offs	$910	$710	$17,655

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$412	$304	$1,352
Commercial and industrial	150	80	16,053
Commercial construction	—	—	(10)
Total Commercial Loan Charge-offs	562	384	17,395
Consumer loans:
Residential mortgage	51	41	104
Home equity	136	111	8
Installment and other consumer	161	174	148
Total Consumer Loan Charge-offs	348	326	260
Total Net Loan Charge-offs	$910	$710	$17,655

	Twelve Months Ended December 31,
(dollars in thousands)	2022	2021
Loan Charge-offs (Recoveries)
Charge-offs	$11,617	$37,524
Recoveries	(9,022)	(2,994)
Net Loan Charge-offs	$2,595	$34,530

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$768	$12,296
Commercial and industrial	213	21,483
Commercial construction	(1)	42
Total Commercial Loan Charge-offs	980	33,821
Consumer loans:
Residential mortgage	186	121
Home equity	233	288
Installment and other consumer	1,196	300
Total Consumer Loan Charge-offs	1,615	709
Total Net Loan Charge-offs	$2,595	$34,530

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12

	2022	2022	2021
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$19,052	$22,777	$66,291
OREO	3,065	6,022	13,313
Total nonperforming assets	22,117	28,799	79,604
Troubled debt restructurings (nonaccruing)	2,894	3,860	21,774
Troubled debt restructurings (accruing)	8,891	8,925	9,921
Total troubled debt restructurings	11,785	12,785	31,695
Nonaccrual loans / total loans	0.27%	0.32%	0.95%
Nonperforming assets / total loans plus OREO	0.31%	0.41%	1.13%
Allowance for credit losses / total portfolio loans	1.41%	1.40%	1.41%
Allowance for credit losses / total portfolio loans excluding PPP	1.41%	1.41%	1.43%
Allowance for credit losses / nonaccrual loans	532%	438%	149%
Net loan charge-offs	$910	$710	$17,655
Net loan charge-offs (annualized) / average loans	0.05%	0.04%	1.02%

	Twelve Months Ended December 31,
(dollars in thousands)	2022	2021
Asset Quality Data
Net loan charge-offs	$2,595	$34,530
Net loan charge-offs / average loans	0.04%	0.49%
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Fourth	Third	Fourth
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,184,659	$1,153,181	$1,206,454
Less: goodwill and other intangible assets, net of deferred tax liability	(377,673)	(377,961)	(378,871)
Tangible common equity (non-GAAP)	$806,986	$775,220	$827,583
Common shares outstanding	39,000	39,013	39,351
Tangible book value (non-GAAP)	$20.69	$19.87	$21.03

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$159,765	$147,781	$89,176
Plus: amortization of intangibles (annualized), net of tax	1,144	1,181	1,376
Net income before amortization of intangibles (annualized)	$160,909	$148,962	$90,552

Average total shareholders' equity	$1,168,023	$1,185,162	$1,206,216
Less: average goodwill and other intangible assets, net of deferred tax liability	(377,857)	(378,154)	(379,090)
Average tangible equity (non-GAAP)	$790,166	$807,008	$827,126
Return on average tangible shareholders' equity (non-GAAP)	20.36%	18.46%	10.95%

(3) PPNR / Average Assets (non-GAAP)
Income before taxes	$50,250	$46,427	$27,225
Plus: Provision for credit losses	3,176	2,498	7,128
Total	$53,426	$48,925	$34,353
Total (annualized) (non-GAAP)	$211,961	$194,106	$136,292
Average assets	$8,984,616	$9,009,369	$9,490,357
PPNR / Average Assets (non-GAAP)	2.36%	2.15%	1.44%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$51,275	$49,633	$50,189

Net interest income per consolidated statements of net income	89,058	83,798	68,438
Plus: taxable equivalent adjustment	532	521	510
Net interest income (FTE) (non-GAAP)	$89,590	$84,319	$68,948
Noninterest income	15,643	14,760	16,104
Less: net gains on sale of securities	—	(198)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$105,233	$98,881	$85,052
Efficiency ratio (non-GAAP)	48.73%	50.19%	59.01%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	Twelve Months Ended December 31,
(dollars in thousands)	2022	2021
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$135,520	$110,343
Plus: amortization of intangibles, net of tax	1,199	1,400
Net income before amortization of intangibles	$136,719	$111,743

Average total shareholders' equity	$1,181,788	$1,186,161
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,303)	(379,612)
Average tangible equity (non-GAAP)	$803,485	$806,549
Return on average tangible shareholders' equity (non-GAAP)	17.02%	13.85%

(6) PPNR / Average Assets (non-GAAP)
Income before taxes	$168,930	$135,668
Plus: Provision for credit losses	8,366	16,215
Total	$177,296	$151,883
Average assets	$9,167,038	$9,375,850
PPNR / Average Assets (non-GAAP)	1.93%	1.62%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$196,746	$188,925

Net interest income per consolidated statements of net income	315,783	276,112
Plus: taxable equivalent adjustment	2,052	2,316
Net interest income (FTE) (non-GAAP)	$317,835	$278,428
Noninterest income	58,259	64,696
Less: net gains on sale of securities	(198)	(29)
Net interest income (FTE) (non-GAAP) plus noninterest income	$375,896	$343,095
Efficiency ratio (non-GAAP)	52.34%	55.06%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$340,751	$289,262
Less: interest expense	(24,968)	(13,150)
Net interest income per consolidated statements of net income	$315,783	$276,112
Plus: taxable equivalent adjustment	2,052	2,316
Net interest income (FTE) (non-GAAP)	$317,835	$278,428
Average interest-earning assets	$8,445,958	$8,649,372
Net interest margin - (FTE) (non-GAAP)	3.76%	3.22%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	15

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,184,659	$1,153,181	$1,206,454
Less: goodwill and other intangible assets, net of deferred tax liability	(377,673)	(377,961)	(378,871)
Tangible common equity (non-GAAP)	$806,986	$775,220	$827,583

Total assets	$9,110,567	$8,935,969	$9,488,529
Less: goodwill and other intangible assets, net of deferred tax liability	(377,673)	(377,961)	(378,871)
Tangible assets (non-GAAP)	$8,732,894	$8,558,008	$9,109,658
Tangible common equity to tangible assets (non-GAAP)	9.24%	9.06%	9.08%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$103,208	$89,835	$71,135
Less: interest expense	(14,150)	(6,037)	(2,697)
Net interest income per consolidated statements of net income	$89,058	$83,798	$68,438
Plus: taxable equivalent adjustment	532	521	510
Net interest income (FTE) (non-GAAP)	$89,590	$84,319	$68,948
Net interest income (FTE) (annualized)	$355,438	$334,526	$273,537
Average interest-earning assets	$8,220,689	$8,287,889	$8,768,329
Net interest margin (FTE) (non-GAAP)	4.33%	4.04%	3.12%

###